Exhibit 99.1

Bio-En Holdings Corp Announces Binding Term Sheet to Merge with Leo Riders Company, Positioning the First B2B E-scooter Sharing Company for North America Expansion

Combined company should expand e-scooter sharing innovation addressing the safety and environmental concerns of city officials, as well as the need for micromobility solutions.

NEW YORK, Nov. 26, 2019 /PRNewswire/ -- Bio-En Holdings Corp., a publicly traded (OTC: BENH) holding company ("Bio-En Holdings" or, the "Company"), and Leo Rider Company ("LEO"), a B2B electric scooter sharing service, today announced the signing of a binding term sheet pursuant to which LEO will merge into, and become a wholly owned subsidiary of, Bio-En Holdings, positioning the joint company to implement the first B2B e-scooter sharing service that is reliable, efficient and environmentally friendly.

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Pursuant to the binding term sheet, Bio-En Holdings will acquire all of the outstanding capital stock of LEO in exchange for shares of Bio-En Holdings common stock to be issued to the shareholders of LEO in an amount equal to up to 40% of the post-transaction capitalization of Bio-En Holdings. Bio-En Holdings will also provide interim financing to LEO and will assist LEO in additional capital raising efforts. The combined company, to be led by Barry Adika, CEO of Bio-En Holdings, will be headquartered in Secaucus, New Jersey.

"This merger could provide a pathway for us to employ the first B2B e-scooter sharing service that will follow all city government mandates and policies, including helmet use and proper parking," says Mr. Adika. "LEO's unique operational and technological approach could be a solution for city developments and large hospitality groups looking to expand its amenity programs to its customer base in a safe and responsible way."

According to McKinsey & Company, "Stakeholders have invested more than $5.7 billion in micromobility start-ups since 2015" and "several micromobility start-ups have amassed valuations that exceed $1 billion."

LEO has delivered one of the most technologically innovative and successful B2B e-scooter sharing business models in Israel. LEO expanded its presence in key European territories after entering an agreement with Fatal Hospitality Group to install docking stations outside of its hotels.

LEO focuses on consumer safety, environmental improvement and innovative technology. It is currently the only e-scooter sharing service that provides helmets as part of its rental arrangement. Addressing the importance of protecting the environment, LEO will install docking stations in hotels, commercial and residential developments, universities and other strategic locations to keep city streets clean, while providing consumers with an efficient e-scooter sharing service. With e-scooters having designated parking points, the life of the product can be prolonged as it ensures better care and maintenance. LEO's e-scooters are designed with removable batteries, allowing technicians to easily replace them without having to deploy more scooters and ensuring that e-scooters are sufficiently charged.

LEO has begun to accelerate its expansion efforts. LEO has already made substantial progress toward the planning of a successful integration of its e-scooters in the United States. They have been in continued talks with key political figures to offer solutions to the city's transportation challenges. LEO aims to deploy at least 50,000 e-scooters by 2020.

Media Contact:
leoridercompany@gmail.com

This press release contains forward-looking statements. Words such as "future" and other similar expressions or future or conditional verbs such as "will" are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs as well as assumptions made by and information currently available to us. Accordingly, our actual results may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist in our operations and business environment including, but not limited to: the successful integration of acquisitions; significant fluctuations in foreign currency exchange rates; and competition, including technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Ks and Form 10-Qs. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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SOURCE Leo Rider Company